UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EnteroMedics Inc.

(Exact name of registrant as specified in its charter)

Delaware	48-1293684
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota	55113
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-143265                     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission (the “SEC”) of shares of Common Stock, par value $0.01 per share (the “Common Stock”), of EnteroMedics Inc., a Delaware corporation (the “Registrant”). The description of the Common Stock to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-143265, initially filed with the SEC on May 25, 2007, as amended (the “Registration Statement”), and in the form of prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference in response to this item.

Item 2. Exhibits.

Since no other securities of the Registrant other than the common stock referenced herein are being registered on the Nasdaq Stock Market LLC, and because the Common Stock registered hereby is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTEROMEDICS INC.

Date: November 8, 2007	By:	/s/ Mark B. Knudson, Ph.D.
Mark B. Knudson, Ph.D. President and Chief Executive Officer

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